U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             HPC ACQUISITIONS, INC.
                 (Name of Small Business Issuer in its charter)

           Nevada                                                68-0635204
(State or Other Jurisdiction of                                 (IRS Employer
 Incorporation or Organization)                              Identification No.)

                    10935 57th Avenue No., Plymouth, MN 55442
              (Address of Principal Executive Offices and Zip Code)

                                 (952) 541-1155
               Registrant's Telephone Number, Including Area Code:


        Securities to be registered under Section 12(b) of the Act: None

          Securities to be registered under Section 12(g) of the Act:

                         Common Stock, Par Value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer [ ]                       Non-Accelerated Filer [ ]
Accelerated Filer [ ]                             Smaller Reporting Company  [X]

                                TABLE OF CONTENTS


ITEM NUMBER AND CAPTION                                                     Page
-----------------------                                                     ----

1.  Description of Business                                                    3

2.  Financial Information                                                      7

3.  Description of Properties                                                  8

4.  Security Ownership of Certain Beneficial Owners and Management             8

5.  Directors, Executive Officers, Promoters and Control Persons               9

6.  Executive Compensation                                                     9

7.  Certain Relationships and Related Transactions                            10

8.  Legal Proceedings                                                         10

9.  Market Price of and Dividends on the Registrant's Common Equity
    and Related Stockholder Matters                                           10

10. Recent Sales of Unregistered Securities                                   10

11. Description of Registrant's Securities to be Registered                   11

12. Indemnification of Directors and Officers                                 11

13. Financial Statements and Supplementary Data                               12

14. Changes in and Disagreements with Accountants                             12

15. Index to Exhibits                                                         12

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, business strategies, competitive positions, growth opportunities, plans and objectives of management. Statements in this Form 10 that are not historical facts are hereby identified as forward-looking statements.

                                     PART I

                         ITEM 1. DESCRIPTION OF BUSINESS

HISTORY

HPC Acquisitions, Inc. ("Company") was initially formed under the laws of the State of Minnesota as Herky Packing Co. on July 17, 1968. Within days of its incorporation, on July 24, 1968, the Company acquired certain of the assets and goodwill of Anderson Provision Company ("Anderson") in exchange for 17,500 shares of common stock and a promissory note. Since 1965, Anderson had been in the business of producing and marketing beef jerky. The acquisition of Anderson better enabled the Company to engage in its primary line of business of producing and marketing meat snack foods, principally beef jerky, smoked dried beef and snack sausages, through food brokers, distributors and wagon jobbers. To provide needed capital for the Company's operations, on December 2, 1968, the Company commenced the sale of common stock pursuant to an Offering Circular in accordance with Regulation A of the Securities Act of 1933, as amended, in a self-underwritten offering. This Circular offered up to 120,000 shares of the Company's common stock at a price of $2.20 per share. The shares were offered through the Company's officers and directors on a best-efforts basis. The Company sold an aggregate 120,000 shares for gross proceeds of $264,000 under this Offering.

The Company's efforts to operate in the snack food business were unsuccessful and all operations were terminated by the end of 1970. On April 10, 1972, the Company changed its corporate name to H.P.C. Incorporated. In connection with this name change, the Company acquired Ed Stein's Tire Center, Inc, a Minneapolis, Minnesota-based distributor of Gates tires. This acquisition was unsuccessful and the tire business was disposed of in 1973. Since December 31, 1973, the Company has had no operations, assets or significant liabilities.

In 1999, the Board of Directors of the Company appointed Craig S. Laughlin to serve as the sole officer and director of the Company, replacing the former sole officer and director who had served in such capacity since 1972.

On August 7, 2006, the Company changed its state of incorporation from Minnesota to Nevada by means of a merger with and into HPC Acquisitions, Inc., a Nevada corporation formed on June 7, 2006, solely for the purpose of effecting the reincorporation. The Articles of Incorporation and Bylaws of the Nevada corporation are the Articles of Incorporation and Bylaws of the surviving corporation. Such Articles of Incorporation modified the Company's capital structure to allow for the issuance of up to 50,000,000 shares of $0.001 par value common stock and up to 10,000,000 shares of $0.001 par value preferred stock. Through the merger each outstanding share of the common stock of the predecessor Minnesota company became one share of the Nevada corporation.

The current business purpose of the Company is to seek out and obtain a merger, acquisition or outright sale transaction whereby the Company's stockholders will benefit. The Company is not engaged in any negotiations and has not undertaken any steps to initiate the search for a merger or acquisition candidate.

GENERAL

For the past three years the Company has had no active business operations, and has been seeking to acquire an interest in a business with long-term growth potential. The Company currently has no commitment or arrangement to participate in a business and cannot now predict what type of business it may enter into or acquire. It is emphasized that the business objectives discussed herein are extremely general and are not intended to be restrictive on the discretion of the Company's management.

There are no plans or arrangements proposed or under consideration for the issuance or sale of additional securities by the Company prior to the identification of an acquisition candidate. Consequently, management anticipates that it may be able to participate in only one potential business venture, due primarily to the Company's lack of capital. This lack of diversification should be considered a substantial risk of investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company has voluntarily filed this registration statement on Form 10 to become subject to the reporting requirements under the Securities Exchange Act of 1934, based on management's belief that the Company's reporting status will enhance its ability to locate and acquire a business opportunity. The Company intends to continue to voluntarily file reports under the Securities Exchange Act of 1934, regardless of whether its obligation to do so is suspended by rule or statute.

SELECTION OF A BUSINESS

The Company anticipates that businesses for possible acquisition will be referred by various sources, including its officers and directors, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company will not engage in any general solicitation or advertising for a business opportunity, and will rely on personal contacts of its officers and directors and their affiliates, as well as indirect associations between them and other business and professional people. By relying on "word of mouth", the Company may be limited in the number of potential acquisitions it can identify. While it is not presently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it in the best interest of the Company.

Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services. Management of the Company will not receive a finder's fee for locating a business opportunity.

The Company will not restrict its search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. The Company may participate in a newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Participation in a new business venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture's product or services will likely not be established, and the profitability of the venture will be unproved and cannot be predicted accurately. If the Company participates in a more established firm with existing financial problems, it may be subjected to risk because the financial resources of the Company may not be adequate to eliminate or reverse the circumstances leading to such financial problems.

In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the real value of the Company. The Company will not acquire or merge with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct or indirect ownership interest.

The analysis of new businesses will be undertaken by or under the supervision of the officers and directors. In analyzing prospective businesses, management will consider, to the extent applicable, the available technical, financial, and managerial resources; working capital and other prospects for the future; the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trade or service marks; name identification; and other relevant factors.

The decision to participate in a specific business may be based on management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and other factors which are difficult, if not impossible, to analyze through any objective criteria. It is anticipated that the results of operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to substantially shift marketing approaches, expand significantly, change product emphasis, change or substantially augment management, and other factors.

The Company will analyze all available factors and make a determination based on a composite of available facts, without reliance on any single factor. The period within which the Company may participate in a business cannot be predicted and will depend on circumstances beyond the Company's control, including the availability of businesses, the time required for the Company to complete its investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for the Company's participation, and other circumstances.

ACQUISITION OF A BUSINESS

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted. Notwithstanding the above, the Company does not intend to participate in a business through the purchase of minority stock positions. On the consummation of a transaction, it is likely that the present management and shareholders of the Company will not be in control of the Company. In addition, a majority or all of the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

In connection with the Company's acquisition of a business, the present shareholders of the Company, including officers and directors, may, as a negotiated element of the acquisition, sell a portion or all of the Company's Common Stock held by them at a significant premium over their original investment in the Company. As a result of such sales, affiliates of the entity participating in the business reorganization with the Company would acquire a higher percentage of equity ownership in the Company. Management does not intend to actively negotiate for or otherwise require the purchase of all or any portion of its stock as a condition to or in connection with any proposed merger or acquisition. Although the Company's present shareholders did not acquire their shares of Common Stock with a view towards any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders in order to reduce the number of "restricted securities" held by persons no longer affiliated with the Company and thereby reduce the potential adverse impact on the public market in the Company's Common Stock that could result from substantial sales of such shares after the restrictions no longer apply. Public investors will not receive any portion of the premium that may be paid in the foregoing circumstances. Furthermore, the Company's shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction.

In the event sales of shares by present shareholders of the Company, including officers and directors, is a negotiated element of a future acquisition, a conflict of interest may arise because directors will be negotiating for the acquisition on behalf of the Company and for sale of their shares for their own respective accounts. Where a business opportunity is well suited for acquisition by the Company, but affiliates of the business opportunity impose a condition that management sell their shares at a price which is unacceptable to them, management may not sacrifice their financial interest for the Company to complete the transaction. Where the business opportunity is not well suited, but the price offered management for their shares is high, management will be tempted to effect the acquisition to realize a substantial gain on their shares in the Company. Management has not adopted any policy for resolving the foregoing potential conflicts, should they arise, and does not intend to obtain an independent appraisal to determine whether any price that may be offered for their shares is fair. Stockholders must rely, instead, on the obligation of management to fulfill its fiduciary duty under state law to act in the best interests of the Company and its stockholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted, it may be expected that registration of securities by the Company in these circumstances would entail substantial expense to the Company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on such market.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to structure the acquisition as a so-called "tax-free" event under sections 351 or 368(a) of the Internal Revenue Code of 1986, (the "Code"). In order to obtain tax-free treatment under section 351 of the Code, it would be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company would retain less than 20% of the issued and outstanding shares of the surviving entity. Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganizations between corporate entities where one corporation is merged with or acquires the securities or assets of another corporation. Generally, the Company will be the acquiring corporation in such a business reorganization, and the tax-free status of the transaction will not depend on the issuance of any specific amount of the Company's voting securities. It is not uncommon, however, that as a negotiated element of a transaction completed in reliance on section 368, the acquiring corporation issue securities in such an amount that the shareholders of the acquired corporation will hold 50% or more of the voting stock of the surviving entity. Consequently, there is a substantial possibility that the shareholders of the Company immediately prior to the transaction would retain less than 50% of the issued and outstanding shares of the surviving entity. Therefore, regardless of the form of the business acquisition, it may be anticipated that stockholders immediately prior to the transaction will experience a significant reduction in their percentage of ownership in the Company.

Notwithstanding the fact that the Company is technically the acquiring entity in the foregoing circumstances, generally accepted accounting principles will ordinarily require that such transaction be accounted for as if the Company had been acquired by the other entity owning the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company.

The manner in which the Company participates in a business will depend on the nature of the business, the respective needs and desires of the Company and other parties, the management of the business, and the relative negotiating strength of the Company and such other management.

The Company will participate in a business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default, and will include miscellaneous other terms.

OPERATION OF BUSINESS AFTER ACQUISITION

The Company's operation following its acquisition of a business will be dependent on the nature of the business and the interest acquired. The Company is unable to predict whether the Company will be in control of the business or whether present management will be in control of the Company following the acquisition. It may be expected that the business will present various risks, which cannot be predicted at the present time.

GOVERNMENTAL REGULATION

It is impossible to predict the government regulation, if any, to which the Company may be subject until it has acquired an interest in a business. The use of assets and/or conduct of businesses which the Company may acquire could subject it to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, to the extent of the limited resources of the Company, the effects of such government regulation on the prospective business of the Company. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will make the acquisition of an interest in such business a higher risk.

COMPETITION

The Company will be involved in intense competition with other business entities, many of which will have a competitive edge over the Company by virtue of their stronger financial resources and prior experience in business. There is no assurance that the Company will be successful in obtaining suitable investments.

EMPLOYEES

The Company currently has no employees. Executive officers, who are not compensated for their time contributed to the Company, will devote only such time to the affairs of the Company as they deem appropriate, which is estimated to be approximately 4 hours per month per person. Management of the Company expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking

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
and evaluating businesses. The need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

                          ITEM 2. FINANCIAL INFORMATION

RESULTS OF OPERATIONS

THREE MONTH PERIODS ENDED MARCH 31, 2007 AND 2008

The Company had no revenue from continuing operations for the three month periods ended March 31, 2007 and 2008.

General and administrative expenses for the three month periods ended March 31, 2008 and 2007 were related to the maintenance of the corporate entity. It is anticipated that future expenditure levels may increase as the Company intends to fully comply with it's periodic reporting requirements following the filing of this registration statement.

Earnings per share for the three-month periods ended March 31, 2008 and 2007 were $(0.00) and $(0.00), respectively, based on the weighted-average shares issued and outstanding at the end of each period.

The Company does not expect to generate any meaningful revenue or incur operating expenses for purposes other than fulfilling the obligations of a reporting company under the Securities Exchange Act of 1934 unless and until such time that the Company's operating subsidiary begins meaningful operations.

CALENDAR YEARS ENDED DECEMBER 31, 2006 AND 2007

The Company had no revenue from continuing operations for the years ended December 31, 2006 and 2007.

General and administrative expenses for the years ended December 31, 2006 and 2007, consisted primarily of general corporate administration, legal and professional expenses, accounting and auditing costs. These expenses were $4,547 and $1,021 for 2006 and 2007, respectively. The increased expenses in 2006 are primarily the result of legal fees incurred in changing the domicile of the Company from Minnesota to Nevada. The Company additionally had interest expense on a line of credit note payable to the controlling stockholder in the amount of $89 and $305 for the years ended December 31, 2006 and 2007, respectively.

As a result of the foregoing factors, the Company realized net losses of $4,636 and $1,326 for the years ended December 31, 2006 and 2007, respectively. Earnings per share for the years ended December 31, 2006 and 2007 were $(0.00) and $(0.00), respectively, based on the weighted-average shares issued and outstanding the end of each respective period.

CONTRACTUAL OBLIGATIONS

The controlling stockholder of the Company, Craig Laughlin, has agreed to lend the Company up to $50,000 with a maturity period not to exceed three years from the initial funding date at an interest rate of 6.0% per annum. As of March 31, 2008, the amount of accrued interest and principal payable under the loan arrangement was $5,469. The outstanding principal balance on the loan has a scheduled maturity date in September 2009.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2008, the Company had working capital of approximately $1,462 as compared to $1,837 at December 31, 2007. Working capital as of both dates consisted entirely of cash. Although the Company's most significant asset consists solely of cash, the Company has no intent to become, or hold itself out to be, engaged primarily in the business of investing, reinvesting, or trading in securities. Accordingly, the Company does not anticipate being required to register pursuant to the Investment Company Act of 1940 and expects to be limited in its ability to invest in securities, other than cash equivalents and government securities, accordingly. There can be no assurances that any investment made by the Company will not result in losses.

Since 2006, the Company has obtained working capital through the issuance of additional stock to, and loans extended to it by, its controlling stockholder, Craig Laughlin. Currently, Mr. Laughlin has agreed to lend the Company up to $50,000 pursuant to the note described above under the heading, "Contractual Obligations." As a result of the capital provided by Mr. Laughlin, and his promises to provide additional capital in the future, management believes that

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the Company has sufficient cash to meet the  anticipated  needs of the Company's operations through at least the next 12 months. However, there can be no assurances to that effect, as the Company has no significant revenues and the Company's need for capital may change dramatically if it acquires an interest in a business opportunity during that period.

At March 31, 2008, the Company had $1,515 in assets and liabilities of $5,836. With respect to the liabilities, $5,469 represents accrued interest and principal on the Note described above. On December 31, 2007, the Company had $1,970 in assets and liabilities of $5,932. With respect to the liabilities, $5,394 represents accrued interest and principal on the Note described above.

PLAN OF OPERATION

The Company's current operating plan is to (i) handle the administrative and reporting requirements of a public company; and (ii) search for potential businesses, products, technologies and companies for acquisition. At present, the Company has no understandings, commitments or agreements with respect to the acquisition of any business, product, technology or company and there can be no assurance that the Company will identify any such business, product, technology or company suitable for acquisition in the future. Further, there can be no assurance that the Company would be successful in consummating any acquisition on favorable terms or that it will be able to profitably manage the business, product, technology or company it acquires.

                        ITEM 3. DESCRIPTION OF PROPERTIES

The Company currently maintains a mailing address at 10935 57th Avenue, North; Plymouth, MN 55442. The Company's telephone number there is (952) 541-1155. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future. The Company pays no rent or other fees for the use of the mailing address as these offices are used virtually full-time by other income producing businesses of the Company's sole officer and director.

It is likely that the Company will not establish an office until it has completed a business acquisition transaction, but it is not possible to predict what arrangements will actually be made with respect to future office facilities."

     ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 10, 2008, the number and percentage of the outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each director of the Company, (ii) each executive officer, (iii) the directors and executive officers as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock. The person named in the table below is the Company's sole officer and director and he has sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                    Common       Percent of
     Name of Beneficial Owner                       Shares         Class
     ------------------------                       ------         -----
     Craig Laughlin                               2,000,000        89.5%
     10935 57th Avenue No.
     Plymouth, MN 55442

     All officers and directors as a group        2,000,000        89.5%

      ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND OFFICERS

The following table sets forth the name, age, and position with the Company for the sole director and officer of the Company.

     Name                Age            Positions                  Since
     ----                ---            ---------                  -----
     Craig Laughlin      58    President and Sole Director          1999

All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

The following is information on the business experience of the sole executive officer and director.

CRAIG S. LAUGHLIN, PRESIDENT AND DIRECTOR. Mr. Laughlin is the founder and President of SRC Funding, Inc., which is a private company owned by Mr. Laughlin. For the past five years Mr. Laughlin has provided business consulting services and engaged in private investment activity through SRC Funding. During the past five years, Mr. Laughlin has served as chairman and secretary of Merlin Marketing International, Inc., a privately held Nevada corporation engaged in the business of distributing sound system components. He has also served for the past five years as a director of Gold Standard Medical, Inc., a company that holds certain patent rights to a blood gas monitoring device, but has suspended further research and development of the technology pending reorganization of the company and obtaining additional capital. From August 2002 to July 2006, Mr. Laughlin served as an officer and director of Dinewise, Inc. (formerly SimplaGene USA, Inc.), a publicly-held direct to consumer retailer of branded, prepared, premium quality frozen proteins (such as beef, chicken, pork and fish), meals, soups, appetizers and deserts. Prior to the July 2006, Dinewise (then SimplaGene USA) was an inactive shell corporation. From June 2005 to April 2006, Mr. Laughlin served as a director of Dotronix, Inc., and served as its president and chief financial officer from October 2005 to April 2006. Dotronix is a publicly-held company that was engaged in the electronic display business until June 2005, when it discontinued operations and began a search for a new business venture in which to participate, which resulted in the acquisition of an over-the-counter health care products business in April 2006.

The possibility exists that Mr. Laughlin could become an officer and/or director of other shell companies in the future. Certain conflicts of interest are inherent in the participation of the Company's officers and directors as management in other shell companies, which may be difficult, if not impossible, to resolve in all cases in the best interests of the Company. Failure by management to conduct the Company's business in its best interests may result in liability of management to the stockholders.

                         ITEM 6. EXECUTIVE COMPENSATION

The current management and oversight of the Company requires less than four (4) hours per month. As the Company's sole officer and director is engaged in other full-time income producing activities, the Company's sole officer and director has not received any compensation from the Company. In future periods, subsequent to the consummation of a business combination transaction, the Company anticipates that it will pay compensation to its officer(s) and/or director(s).

                           SUMMARY COMPENSATION TABLE

                                                                             Nonqualified
   Name and                                                   Non-Equity       Deferred          All
   Principal                              Stock    Option   Incentive Plan   Compensation       Other
   Position     Year   Salary   Bonus    Awards    Awards    Compensation      Earnings     Compensation     Total
   --------     ----   -------  ------   ------    ------    ------------      --------     ------------     -----
Craig S.         2007     --      --       --        --           --              --             --            --
Laughlin,        2006     --      --       --        --           --              --             --            --
President,       2005     --      --       --        --           --              --             --            --
Secretary and
Treasurer

The Company has no other Executive Compensation issues which would require the inclusion of other mandated table disclosures.

BOARD OF DIRECTORS COMPENSATION

The Board has the authority to fix the compensation of directors. Each director may be paid his expenses, if any, of attendance at each meeting of the Board. No such payments shall preclude any director from serving the Company in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor. The Company did not compensate its director during the fiscal year 2007, and has not established any plan or arrangement for compensating its sole director in 2008.

REPORT ON EXECUTIVE COMPENSATION

The Board of Directors has the authority to determine the compensation of the Company's executive officers and set policies for, and review, the compensation awarded to the executives officers, if any. The Board has not adopted or approved any compensation for the Company's sole executive officer based on a determination that the inactivity of the Company and its lack of capital do not justify any compensation arrangement at the present time.

             ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's sole officer and director is Craig S. Laughlin. In 2006, Mr. Laughlin received 2,000,000 shares of the Company's common stock for an investment of $2,000.00. In 2006, Mr. Laughlin also entered into the loan arrangement pursuant to which he agreed to lend the Company up to $50,000 with a maturity period not to exceed three (3) years from the initial funding date at an interest rate of 6.0% per annum. As of March 31, 2008, the amount of accrued interest and principal payable under the loan arrangement was $5,469. The outstanding principal balance on the loan has a scheduled maturity date in September 2009.

There are no other proposed transactions and no other actual transactions during the past two years to which the Company was a party and in which any officer, director, or principal stockholder, or their affiliates or associates, was also a party.

                            ITEM 8. LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings, and to the best of its knowledge, no such proceedings by or against the Company have been threatened.

               ITEM 9. MARKET PRICE AND DIVIDENDS ON REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Quotations for the Company's common stock do not appear on any trading market, including, but not limited to, the "Pink Sheets" or the OTC Bulletin Board. As a consequence, there is no established trading market for the Company's common stock, and there have been no quotations for the Company's common stock in the past two years.

All shares of common stock outstanding may be sold without restriction under the Securities Act of 1933, except for 2,000,000 shares which are held by Craig Laughlin, the President and sole Director of the Company, which can only be sold if registered under the Securities Act of 1933 or sold in a transaction exempt from such registration requirements.

Since its inception, no dividends have been paid on the Company's common stock. The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

At May 10, 2008, there were approximately 191 holders of record of the Company's Common Stock.

                ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of securities by the Company in the past three years, except that on August 1, 2006, the Company sold 2,000,000 shares of restricted common stock to Craig Laughlin for gross proceeds of $2,000. The proceeds of such sale have been used to pay general and administrative expenses of the Company. The Company relied upon the exemption from registration set forth in
Section 4(2) of the Securities Act of 1933 in effecting the transaction. No underwriter was used in this transaction.

                       ITEM 11. DESCRIPTION OF SECURITIES

The Company's articles of incorporation authorize the Company to issue 60,000,000 shares of capital stock, with 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

COMMON STOCK

The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any person to the board of directors. The Company's bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders' meetings.

Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

PREFERRED STOCK

Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance. There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt. The Company currently has no shares of Preferred Stock outstanding.

AUTHORITY TO ISSUE STOCK

The board of directors has the authority to issue the authorized but unissued shares of Common Stock and Preferred Stock in accordance with the terms and conditions set forth in the Company's Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of Preferred Stock, in one or more series, all as the board of directors in its discretion may determine and without any vote or other action by the shareholder, except as otherwise required by law. The issuance of such shares would reduce the percentage ownership held by current shareholders.

TRANSFER AGENT

The Company's transfer agent is Signature Stock Transfer Inc., PMB 319, 2220 Coit Road, Suite 480, Plano, Texas 75075. Telephone (972) 612-4120 and Facsimile
(972) 612-4122.

               ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides in relevant part as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Company's bylaws recite the foregoing provisions of the Nevada Revised Statutes and additionally provide that the Company "shall indemnify" all directors, officers, employees, and/or agents of the Company satisfying the requirements of subsections 1. or 2. above. Consequently, the Company intends to indemnify its officers, directors, employees, and agents to the full extent permitted by the statute noted above.

                          ITEM 13 FINANCIAL STATEMENTS

The financial statements of the Company appear at the end of this report beginning with the table of contents to the Financial Statements on page F-1.

              ITEM 14 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with accountants in the past three years.

                           ITEM 15. INDEX TO EXHIBITS

Copies of the following documents are included as exhibits to this registration statement pursuant to Item 601 of Regulation S-K.

EXHIBITS

Exhibit      SEC Ref.
  No.          No.               Title of Document                     Location
-------      -------             -----------------                     --------
  2.1          (2)        Plan of Merger dated June 8, 2006          This filing
  3.1          (3)(i)     Articles of Incorporation                  This filing
  3.2          (3)(ii)    By-Laws                                    This filing
 10.1          (10)       Note Payable to Craig Laughlin             This filing

                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HPC ACQUISITIONS, INC.


Date: May 20, 2008                 By: /s/ Craig Laughlin
                                       -----------------------------------------
                                       Craig Laughlin, President
                                       Principal Executive Officer and Principal
                                       Financial and Accounting Officer

In accordance with the Exchange Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Dated: May 20, 2008                    /s/ Craig Laughlin
                                       -----------------------------------------
                                       Craig Laughlin, Director

                             HPC ACQUISITIONS, INC.

                                    CONTENTS

                                                                            Page
                                                                            ----

REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM            F-2

AUDITED FINANCIAL STATEMENTS

   Balance Sheets
     as of December 31, 2007 and 2006                                        F-3

   Statements of Operations and Comprehensive Loss
     for the years ended December 31, 2007 and 2006                          F-4

   Statement of Changes in Stockholders' Equity
     for the years ended December 31, 2007 and 2006                          F-5

   Statements of Cash Flows
     for the years ended December 31, 2007 and 2006                          F-6

   Notes to Financial Statements                                             F-7

INTERIM FINANCIAL STATEMENTS

   Balance Sheets
     as of March 31, 2008 and 2007                                          F-12

   Statements of Operations and Comprehensive Loss
     for the three  months  ended  March 31, 2008 and 2007                  F-13

   Statements of Cash Flows
     for the three  months  ended  March 31,  2008 and 2007                 F-14

   Notes to Financial Statements                                            F-15

                        LETTERHEAD OF S. W. HATFIELD, CPA


        REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
HPC Acquisitions, Inc.

We have audited the accompanying balance sheets of HPC Acquisitions, Inc. (a Nevada corporation) as of December 31, 2007 and 2006 and the related statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for each of the years ended December 31, 2007 and 2006, respectively. These financial statements are the sole responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HPC Acquisitions, Inc. (a Nevada corporation) as of December 31, 2007 and 2006 and the results of its operations and cash flows for each of the years ended December 31, 2007 and 2006, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant stockholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note C. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                           /s/ S. W. Hatfield, CPA
                                           --------------------------------
                                           S. W. HATFIELD, CPA

Dallas, Texas
April 30, 2008

                             HPC ACQUISITIONS, INC.
                                 BALANCE SHEETS
                           December 31, 2007 and 2006

                                                                   December 31,        December 31,
                                                                      2007                2006
                                                                    ---------           ---------
                                     ASSETS
CURRENT ASSETS
   Cash on hand and in bank                                         $   1,837           $   3,197
   Prepaid expenses                                                       133                  --
                                                                    ---------           ---------

      TOTAL ASSETS                                                  $   1,970           $   3,197
                                                                    =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable - trade                                         $     538           $     494
   Accrued interest payable to controlling stockholder                    394                  89
                                                                    ---------           ---------

      TOTAL CURRENT LIABILITIES                                           932                 583
                                                                    ---------           ---------

LONG-TERM LIABILITIES
   Note payable to controlling stockholder                              5,000               5,250
                                                                    ---------           ---------

      TOTAL LIABILITIES                                                 5,932               5,833
                                                                    ---------           ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock - $0.001 par value
     10,000,000 shares authorized
     None issued and outstanding                                           --                  --
   Common stock - $0.001 par value
     50,000,000 shares authorized
     2,328,000 shares issued and outstanding, respectively              2,328               2,328
   Additional paid-in capital                                         407,091             407,091
   Accumulated deficit                                               (413,381)           (412,055)
                                                                    ---------           ---------

      TOTAL STOCKHOLDERS' EQUITY                                       (3,962)             (2,636)
                                                                    ---------           ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   1,970           $   3,197
                                                                    =========           =========


   The accompanying notes are an integral part of these financial statements.

                             HPC ACQUISITIONS, INC.
                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                     Years ended December 31, 2007 and 2006

                                                                      Year ended            Year ended
                                                                      December 31,          December 31,
                                                                         2007                  2006
                                                                      -----------           -----------
NET REVENUES                                                          $        --           $        --
                                                                      -----------           -----------
OPERATING EXPENSES
   General and administrative expenses                                      1,021                 4,547
                                                                      -----------           -----------

      TOTAL OPERATING EXPENSES                                              1,021                 4,547
                                                                      -----------           -----------

LOSS FROM OPERATIONS                                                       (1,021)               (4,547)

OTHER INCOME (EXPENSE)
   Interest expense on line of credit payable to stockholder                 (305)                  (89)
                                                                      -----------           -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                                     (1,326)               (4,636)

PROVISION FOR INCOME TAXES                                                     --                    --
                                                                      -----------           -----------

NET LOSS                                                                   (1,326)               (4,636)

OTHER COMPREHENSIVE INCOME                                                     --                    --
                                                                      -----------           -----------

COMPREHENSIVE LOSS                                                    $    (1,326)          $    (4,636)
                                                                      ===========           ===========

Loss per weighted-average share of common stock outstanding,
 computed on net loss - basic and fully diluted                               nil                   nil
                                                                      ===========           ===========
Weighted-average number of common shares outstanding -
   basic and fully diluted                                              2,328,000             1,160,877
                                                                      ===========           ===========

   The accompanying notes are an integral part of these financial statements.

                             HPC ACQUISITIONS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 2007 and 2006

                                             Common Stock          Additional
                                          -------------------        paid-in      Accumulated
                                          Shares        Amount       capital        deficit         Total
                                          ------        ------       -------        -------         -----
BALANCES AT JANUARY 1, 2006               328,000     $     328     $ 407,091      $(407,419)     $      --

Sale of common stock
 pursuant to a private placement        2,000,000         2,000            --             --          2,000

Net loss for the year                          --            --            --         (4,636)        (4,636)
                                        ---------     ---------     ---------      ---------      ---------

BALANCES AT DECEMBER 31, 2006           2,328,000         2,328       407,091       (412,055)        (2,636)

Net loss for the year                          --            --            --         (1,326)        (1,326)
                                        ---------     ---------     ---------      ---------      ---------

BALANCES AT DECEMBER 31, 2007           2,328,000     $   2,328     $ 407,091      $(413,381)     $  (3,962)
                                        =========     =========     =========      =========      =========


   The accompanying notes are an integral part of these financial statements.

                             HPC ACQUISITIONS, INC.
                            STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2007 and 2006

                                                                    Year ended        Year ended
                                                                    December 31,      December 31,
                                                                        2007              2006
                                                                      -------           -------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss for the period                                            $(1,326)          $(4,636)
   Adjustments to reconcile net loss to net
    cash provided by operating activities
      (Increase) Decrease in
         Prepaid expenses                                                (133)               --
      Increase (Decrease) in
         Accounts payable - trade                                          44               494
         Accrued interest payable to controlling stockholder              305                89
                                                                      -------           -------

NET CASH USED IN OPERATING ACTIVITIES                                  (1,110)           (4,053)
                                                                      -------           -------

CASH FLOWS FROM INVESTING ACTIVITIES                                       --                --
                                                                      -------           -------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from note payable to controlling stockholder                   --             5,250
   Cash paid on note payable to controlling stockholder                  (250)               --
   Proceeds from sale of common stock                                      --             2,000
                                                                      -------           -------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                (250)            7,250
                                                                      -------           -------

INCREASE IN CASH                                                       (1,360)            3,197

Cash at beginning of period                                             3,197                --
                                                                      -------           -------

CASH AT END OF PERIOD                                                 $ 1,837           $ 3,197
                                                                      =======           =======

SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID
   Interest paid for the period                                       $    --           $    --
                                                                      =======           =======
   Income taxes paid for the period                                   $    --           $    --
                                                                      =======           =======

   The accompanying notes are an integral part of these financial statements.

                             HPC ACQUISITIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

HPC Acquisitions, Inc. (Company) was initially formed under the laws of the State of Minnesota as Herky Packing Co. on July 17, 1968. The Company initially produced and marketed meat snack foods, principally beef jerky, smoked dried beef and snack sausages, through food brokers, distributors and wagon jobbers. Despite a 1970 restructuring, including the relocation to an approximate 12,500 square foot production facility, the Company's efforts were unsuccessful and all operations were terminated by the end of 1970. On April 10, 1972, the Company changed its corporate name to H. P. C. Incorporated. In connection with this name change, the Company acquired Ed Stein's Tire Center, Inc, a Minneapolis, Minnesota-based distributor of Gates tires. This acquisition was unsuccessful and reversed in 1973.

Since December 31, 1973, the Company has had no operations, assets or significant liabilities.

On August 7, 2006, the Company changed its state of incorporation from Minnesota to Nevada by means of a merger with and into HPC Acquisitions, Inc., a Nevada corporation formed on June 12, 2006 solely for the purpose of effecting the reincorporation. The Articles of Incorporation and Bylaws of the Nevada corporation are the Articles of Incorporation and Bylaws of the surviving corporation. Such Articles of Incorporation modified the Company's capital structure to allow for the issuance of up to 50,000,000 shares of $0.001 par value common stock and up to 10,000,000 shares of $0.001 par value preferred stock.

On December 2, 1968, the Company commenced the sale of common stock pursuant to an Offering Circular pursuant to Regulation A of the Securities Act of 1933, as amended, in a self-underwritten offering. This Circular offered up to 120,000 shares of the Company's common stock at a price of $2.20 per share. The shares were offered through the Company's officers and directors on a best-efforts basis. The Company sold an aggregate 120,000 shares for gross proceeds of $264,000 under this Offering.

The current business purpose of the Company is to seek out and obtain a merger, acquisition or outright sale transaction whereby the Company's stockholders will benefit. The Company is not engaged in any negotiations and has not undertaken any steps to initiate the search for a merger or acquisition candidate.

NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

NOTE C - GOING CONCERN UNCERTAINTY

The Company has no operations, limited cash on hand, no assets and has a business plan with inherent risk. Because of these factors, the Company's auditors have issued an audit opinion on the Company's financial statements which includes a statement describing our going concern status. This means, in the auditor's opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

                             HPC ACQUISITIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 2007 and 2006

NOTE C - GOING CONCERN UNCERTAINTY- CONTINUED

The Company's majority stockholder maintains the corporate status of the Company and has provided all nominal working capital support on the Company's behalf since the bankruptcy discharge date. Because of the Company's lack of operating assets, its continuance is fully dependent upon the majority stockholder's continuing support. The majority stockholder intends to continue the funding of nominal necessary expenses to sustain the corporate entity.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. Further, the Company faces considerable risk in it's business plan and a potential shortfall of funding due to our inability to raise capital in the equity securities market. If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and additional funds loaned by management and/or significant stockholders.

The Company's business plan is to seek an acquisition or merger with a private operating company which offers an opportunity for growth and possible appreciation of our stockholders' investment in the then issued and outstanding common stock. However, there is no assurance that the Company will be able to successfully consummate an acquisition or merger with a private operating company or, if successful, that any acquisition or merger will result in the appreciation of our stockholders' investment in the then outstanding common stock.

The Company remains dependent upon additional external sources of financing; including being dependent upon its management and/or significant stockholders to provide sufficient working capital in excess of the Company's initial capitalization to preserve the integrity of the corporate entity. It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

The Company anticipates offering future sales of equity securities. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

The Company's certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock and 50,000,000 shares of common stock. The Company's ability to issue preferred stock may limit the Company's ability to obtain debt or equity financing as well as impede potential takeover of the Company, which takeover may be in the best interest of stockholders. The Company's ability to issue these authorized but unissued securities may also negatively impact our ability to raise additional capital through the sale of our debt or equity securities.

In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach its goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Cash and cash equivalents

     The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

                             HPC ACQUISITIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 2007 and 2006

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

2. Reorganization costs

     The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all costs incurred with the reorganization of the Company were charged to operations as incurred.

3. Income taxes

     The Company uses the asset and liability method of accounting for income taxes. At December 31, 2007 and 2006, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences.
     Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

     As of December 31, 2007 and 2006, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

4. Income (Loss) per share

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

     Fully diluted earnings (loss) per share is computed similar to basic income
     (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

     Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income
     (loss) position at the calculation date.

     As of December 31, 2007 and 2006, and subsequent thereto, the Company had no outstanding stock warrants, options or convertible securities which could be considered as dilutive for purposes of the loss per share calculation.

NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to financial risk, if any.

                             HPC ACQUISITIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 2007 and 2006

NOTE F - NOTE PAYABLE TO CONTROLLING STOCKHOLDER

The Company and it's current controlling stockholder, Craig Laughlin, have agreed that additional funds will be necessary in the foreseeable future to support the corporate entity and comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. To this end, Mr. Laughlin has agreed to lend the Company up to an additional $50,000 with a maturity period not to exceed three (3) years from the initial funding date at an interest rate of 6.0% per annum. As of December 31, 2007 and 2006, respectively, Mr. Laughlin has advanced approximately $5,000 and $5,250 under this agreement with a scheduled maturity date in September 2009.

NOTE G - INCOME TAXES

The components of income tax (benefit) expense for each of the years ended December 31, 2007 and 2006, respectively, are as follows:

                                             Year Ended            Year Ended
                                            December 31,          December 31,
                                                2007                  2006
                                              -------               -------
      Federal:
       Current                                $    --               $    --
       Deferred                                    --                    --
                                              -------               -------
                                                   --                    --
                                              -------               -------
      State:
       Current                                     --                    --
       Deferred                                    --                    --
                                              -------               -------
                                                   --                    --
                                              -------               -------
       Total                                  $    --               $    --
                                              =======               =======

As of December 31, 2007, the Company has an aggregate net operating loss carryforward of approximately $5,800 to offset future taxable income. The amount and availability of any net operating loss carryforwards will be subject to the limitations set forth in the Internal Revenue Code. Such factors as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of any net operating loss carryforward(s).

The Company's income tax expense (benefit) for each of the years ended December 31, 2007 and 2006, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                              Year ended         Year ended
                                                              December 31,       December 31,
                                                                 2007               2006
                                                               --------           --------
Statutory rate applied to income before income taxes           $   (450)          $ (1,600)
Increase (decrease) in income taxes resulting from:
  State income taxes                                                 --                 --
  Other, including reserve for deferred tax asset and
   application of net operating loss carryforward                   450              1,600
                                                               --------           --------

Income tax expense                                             $     --           $     --
                                                               ========           ========


                (Remainder of this page left blank intentionally)

                             HPC ACQUISITIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 2007 and 2006

NOTE G - INCOME TAXES - CONTINUED

Temporary differences, consisting primarily of the prospective usage of net operating loss carryforwards give rise to deferred tax assets and liabilities as of December 31, 2007 and 2006, respectively:

                                               December 31,         December 31,
                                                  2007                 2006
                                                --------             --------
Deferred tax assets
   Net operating loss carryforwards             $  2,050             $  1,600
   Less valuation allowance                       (2,050)              (1,600)
                                                --------             --------

Net Deferred Tax Asset                          $     --             $     --
                                                ========             ========

During each of the years ended December 31, 2007 and 2006, respectively, the valuation allowance against the deferred tax asset increased by approximately $450 and $1,600.

NOTE H - CAPITAL STOCK TRANSACTIONS

On August 1, 2006, the Company sold 2,000,000 shares of restricted, registered common stock to Craig Laughlin pursuant to a Private Placement Letter for gross proceeds of $2,000. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration on these shares and no underwriter was used in this transaction.

                             HPC ACQUISITIONS, INC.
                                 BALANCE SHEETS
                             March 31, 2008 and 2007

                                   (UNAUDITED)

                                                                    March 31,           March 31,
                                                                      2008                2007
                                                                    ---------           ---------
                                     ASSETS
CURRENT ASSETS
   Cash on hand and in bank                                         $   1,462           $   2,645
   Prepaid expenses                                                        53                  --
                                                                    ---------           ---------

      TOTAL ASSETS                                                  $   1,515           $   2,645
                                                                    =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable - trade                                         $     367           $     108
   Accrued interest payable to controlling stockholder                    469                 167
                                                                    ---------           ---------

      TOTAL CURRENT LIABILITIES                                           836                 275
                                                                    ---------           ---------

LONG-TERM LIABILITIES
   Note payable to controlling stockholder                              5,000               5,250
                                                                    ---------           ---------

      TOTAL LIABILITIES                                                 5,836               5,525
                                                                    ---------           ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock - $0.001 par value
     10,000,000 shares authorized
     None issued and outstanding                                           --                  --
   Common stock - $0.001 par value
     50,000,000 shares authorized
     2,328,000 shares issued and outstanding, respectively              2,328               2,328
   Additional paid-in capital                                         407,091             407,091
   Accumulated deficit                                               (413,740)           (412,299)
                                                                    ---------           ---------

      TOTAL STOCKHOLDERS' EQUITY                                       (4,321)             (2,880)
                                                                    ---------           ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   1,515           $   2,645
                                                                    =========           =========


   The accompanying notes are an integral part of these financial statements.

                             HPC ACQUISITIONS, INC.
                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                   Three months ended March 31, 2008 and 2007

                                   (UNAUDITED)

                                                                          Three months         Three months
                                                                             ended                ended
                                                                            March 31,            March 31,
                                                                              2008                 2007
                                                                           ----------           ----------
NET REVENUES                                                               $       --           $       --
                                                                           ----------           ----------

OPERATING EXPENSES
   General and administrative expenses                                            284                  166
                                                                           ----------           ----------

      TOTAL OPERATING EXPENSES                                                    284                  166
                                                                           ----------           ----------

LOSS FROM OPERATIONS                                                             (284)                (166)

OTHER INCOME (EXPENSE)
   Interest expense on line of credit note payable to stockholder                 (75)                 (78)
                                                                           ----------           ----------

LOSS BEFORE PROVISION FOR INCOME TAXES                                           (359)                (244)

PROVISION FOR INCOME TAXES                                                         --                   --
                                                                           ----------           ----------

NET LOSS                                                                         (359)                (244)

OTHER COMPREHENSIVE INCOME                                                         --                   --
                                                                           ----------           ----------

COMPREHENSIVE LOSS                                                         $     (359)          $     (244)
                                                                           ==========           ==========

Loss per weighted-average share of common stock outstanding,
 computed on net loss - basic and fully diluted                                   nil                  nil
                                                                           ==========           ==========
Weighted-average number of common shares outstanding -
 basic and fully diluted                                                    2,328,000            2,328,000
                                                                           ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                             HPC ACQUISITIONS, INC.
                            STATEMENTS OF CASH FLOWS
                   Three months ended March 31, 2008 and 2007

                                   (UNAUDITED)

                                                                   Three months       Three months
                                                                      ended              ended
                                                                     March 31,          March 31,
                                                                       2008               2007
                                                                     --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss for the period                                           $   (359)          $   (244)
   Adjustments to reconcile net loss to net
    cash provided by operating activities
      (Increase) Decrease in
        Prepaid expenses                                                   80                 --
      Increase (Decrease) in
        Accounts payable - trade                                         (171)              (386)
        Accrued interest payable to controlling stockholder                75                 78
                                                                     --------           --------

NET CASH USED IN OPERATING ACTIVITIES                                    (375)              (552)
                                                                     --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES                                       --                 --
                                                                     --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES                                       --                 --
                                                                     --------           --------

INCREASE IN CASH                                                         (375)              (552)

Cash at beginning of period                                             1,837              3,197
                                                                     --------           --------

CASH AT END OF PERIOD                                                $  1,462           $  2,645
                                                                     ========           ========

SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID
   Interest paid for the period                                      $     --           $     --
                                                                     ========           ========
   Income taxes paid for the period                                  $     --           $     --
                                                                     ========           ========


   The accompanying notes are an integral part of these financial statements.

                             HPC ACQUISITIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2008 and 2007

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

HPC Acquisitions, Inc. (Company) was initially formed under the laws of the State of Minnesota as Herky Packing Co. on July 17, 1968. The Company initially produced and marketed meat snack foods, principally beef jerky, smoked dried beef and snack sausages, through food brokers, distributors and wagon jobbers. Despite a 1970 restructuring, including the relocation to an approximate 12,500 square foot production facility, the Company's efforts were unsuccessful and all operations were terminated by the end of 1970. On April 10, 1972, the Company changed its corporate name to H. P. C. Incorporated. In connection with this name change, the Company acquired Ed Stein's Tire Center, Inc, a Minneapolis, Minnesota-based distributor of Gates tires. This acquisition was unsuccessful and reversed in 1973.

Since December 31, 1973, the Company has had no operations, assets or significant liabilities.

On August 7, 2006, the Company changed its state of incorporation from Minnesota to Nevada by means of a merger with and into HPC Acquisitions, Inc., a Nevada corporation formed on June 12, 2006 solely for the purpose of effecting the reincorporation. The Articles of Incorporation and Bylaws of the Nevada corporation are the Articles of Incorporation and Bylaws of the surviving corporation. Such Articles of Incorporation modified the Company's capital structure to allow for the issuance of up to 50,000,000 shares of $0.001 par value common stock and up to 10,000,000 shares of $0.001 par value preferred stock.

On December 2, 1968, the Company commenced the sale of common stock pursuant to an Offering Circular pursuant to Regulation A of the Securities Act of 1933, as amended, in a self-underwritten offering. This Circular offered up to 120,000 shares of the Company's common stock at a price of $2.20 per share. The shares were offered through the Company's officers and directors on a best-efforts basis. The Company sold an aggregate 120,000 shares for gross proceeds of $264,000 under this Offering.

The current business purpose of the Company is to seek out and obtain a merger, acquisition or outright sale transaction whereby the Company's stockholders will benefit. The Company is not engaged in any negotiations and has not undertaken any steps to initiate the search for a merger or acquisition candidate.

NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

NOTE C - GOING CONCERN UNCERTAINTY

The Company has no operations, limited cash on hand, no assets and has a business plan with inherent risk. Because of these factors, the Company's auditors have issued an audit opinion on the Company's financial statements which includes a statement describing our going concern status. This means, in the auditor's opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

                             HPC ACQUISITIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             March 31, 2008 and 2007

NOTE C - GOING CONCERN UNCERTAINTY- CONTINUED

The Company's majority stockholder maintains the corporate status of the Company and has provided all nominal working capital support on the Company's behalf since the bankruptcy discharge date. Because of the Company's lack of operating assets, its continuance is fully dependent upon the majority stockholder's continuing support. The majority stockholder intends to continue the funding of nominal necessary expenses to sustain the corporate entity.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. Further, the Company faces considerable risk in it's business plan and a potential shortfall of funding due to our inability to raise capital in the equity securities market. If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and additional funds loaned by management and/or significant stockholders.

The Company's business plan is to seek an acquisition or merger with a private operating company which offers an opportunity for growth and possible appreciation of our stockholders' investment in the then issued and outstanding common stock. However, there is no assurance that the Company will be able to successfully consummate an acquisition or merger with a private operating company or, if successful, that any acquisition or merger will result in the appreciation of our stockholders' investment in the then outstanding common stock.

The Company remains dependent upon additional external sources of financing; including being dependent upon its management and/or significant stockholders to provide sufficient working capital in excess of the Company's initial capitalization to preserve the integrity of the corporate entity. It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

The Company anticipates offering future sales of equity securities. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

The Company's certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock and 50,000,000 shares of common stock. The Company's ability to issue preferred stock may limit the Company's ability to obtain debt or equity financing as well as impede potential takeover of the Company, which takeover may be in the best interest of stockholders. The Company's ability to issue these authorized but unissued securities may also negatively impact our ability to raise additional capital through the sale of our debt or equity securities.

In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach its goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Cash and cash equivalents

     The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

                             HPC ACQUISITIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             March 31, 2008 and 2007

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

2. Reorganization costs

     The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all costs incurred with the reorganization of the Company were charged to operations as incurred.

3. Income taxes

     The Company uses the asset and liability method of accounting for income taxes. At March 31, 2008 and 2007, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

     As of March 31, 2008 and 2007, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

4. Income (Loss) per share

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

     Fully diluted earnings (loss) per share is computed similar to basic income
     (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

     Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income
     (loss) position at the calculation date.

     As of March 31, 2008 and 2007, and subsequent thereto, the Company had no outstanding stock warrants, options or convertible securities which could be considered as dilutive for purposes of the loss per share calculation.

NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to financial risk, if any.

                             HPC ACQUISITIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             March 31, 2008 and 2007

NOTE F - NOTE PAYABLE TO CONTROLLING STOCKHOLDER

The Company and it's current controlling stockholder, Craig Laughlin, have agreed that additional funds will be necessary in the foreseeable future to support the corporate entity and comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. To this end, Mr. Laughlin has agreed to lend the Company up to an additional $50,000 with a maturity period not to exceed three (3) years from the initial funding date at an interest rate of 6.0% per annum. As of March 31, 2008 and 2007, respectively, Mr. Laughlin has advanced approximately $5,000 and $5,250 under this agreement with a scheduled maturity date in September 2009.

NOTE G - INCOME TAXES

The components of income tax (benefit) expense for each of the three month periods ended March 31, 2008 and 2007, respectively, are as follows:

                                            Three months          Three months
                                               ended                 ended
                                              March 31,             March 31,
                                                2008                  2007
                                              -------               -------
      Federal:
       Current                                $    --               $    --
       Deferred                                    --                    --
                                              -------               -------
                                                   --                    --
                                              -------               -------
      State:
       Current                                     --                    --
       Deferred                                    --                    --
                                              -------               -------
                                                   --                    --
                                              -------               -------
       Total                                  $    --               $    --
                                              =======               =======

As of March 31, 2008, the Company has an aggregate net operating loss carryforward of approximately $6,100 to offset future taxable income. The amount and availability of any net operating loss carryforwards will be subject to the limitations set forth in the Internal Revenue Code. Such factors as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of any net operating loss carryforward(s).

The Company's income tax expense (benefit) for each of the three month periods ended March 31, 2008 and 2007, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                             Three months       Three months
                                                                ended              ended
                                                               March 31,          March 31,
                                                                 2008               2007
                                                               --------           --------
Statutory rate applied to income before income taxes           $   (120)          $    (80)
Increase (decrease) in income taxes resulting from:
  State income taxes                                                 --                 --
  Other, including reserve for deferred tax asset and
   application of net operating loss carryforward                   120                 80
                                                               --------           --------

Income tax expense                                             $     --           $     --
                                                               ========           ========


                (Remainder of this page left blank intentionally)

                             HPC ACQUISITIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             March 31, 2008 and 2007

NOTE G - INCOME TAXES - CONTINUED

Temporary differences, consisting primarily of the prospective usage of net operating loss carryforwards give rise to deferred tax assets and liabilities as of March 31, 2008 and 2007, respectively:

                                                    March 31,          March 31,
                                                      2008               2007
                                                    --------           --------
Deferred tax assets
   Net operating loss carryforwards                 $  2,170           $  1,680
   Less valuation allowance                           (2,170)            (1,680)
                                                    --------           --------

Net Deferred Tax Asset                              $     --           $     --
                                                    ========           ========

During each of the three month periods ended March 31, 2008 and 2007, respectively, the valuation allowance against the deferred tax asset increased by approximately $120 and $80.

NOTE H - CAPITAL STOCK TRANSACTIONS

On August 1, 2006, the Company sold 2,000,000 shares of restricted, registered common stock to Craig Laughlin pursuant to a Private Placement Letter for gross proceeds of $2,000. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration on these shares and no underwriter was used in this transaction.